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                                                                    Exhibit 99.1


CONTACT:                         -OR-           INVESTOR RELATIONS COUNSEL:
Bio-Plexus, Inc.                                The Equity Group Inc.
Jill Phillips  (860) 870-6112                   Devin Sullivan    (212) 836-9608
pressrelease@bio-plexus.com                     www.theequitygroup.com


BIO-PLEXUS SHARES QUOTED ON PINK SHEETS

COMPANY EXPECTS TO EMERGE FROM BANKRUPTCY BY JUNE 30, 2001

         Vernon, CT - (BUSINESS WIRE) May 31, 2001 - BIO-PLEXUS, INC., -- (Pink
Sheets: BPLX) a leader in the design, manufacture and marketing of safety medical needles, today announced that shares of its common stock are now trading under the symbol "BPLX."

         Quotes for the Company's common stock may be obtained via the Pink Sheets at www.pinksheets.com. The Company also announced progress in its reorganization efforts resulting from its voluntary filing of a petition for relief under Chapter 11 of the United States Bankruptcy Code. Management expects to emerge from bankruptcy proceedings by June 30, 2001 as a stronger entity, with a restructured balance sheet and the necessary capital to fund its future growth.

         The Pink Sheets is a centralized quotation service that collects and publishes market maker quotes for OTC securities in real time. It is not an issuer listing service. In order to buy or sell Pink Sheets securities, investors must contact a broker/dealer. Companies that trade on the Pink Sheets are not required to meet the listing requirements of the NASDAQ or other exchanges. Shares of Bio-Plexus' common stock moved from the OTC Bulletin Board to the Pink Sheets as a result of the Company's delay in meeting the SEC reporting obligations for the period ended December 31, 2000. Bio-Plexus expects that it will move forward in meeting all required reporting obligations when it emerges from ongoing bankruptcy proceedings.

         John Metz, President and Chief Executive Officer of Bio-Plexus, commented, "Management is concentrating its efforts on the ongoing bankruptcy proceedings, the outcome of which will have a material effect on the Company and its operations. I am happy to report that the proceedings are progressing as planned and as previously reported we expect to emerge from bankruptcy by the end of our second quarter. We are continuing to operate in a normal fashion and appreciate the continued support of our customers, suppliers, employees and shareholders. We are confident that Bio-Plexus will emerge from this period of transition as a stronger Company poised for accelerated growth."

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         Bio-Plexus, Inc., designs, develops, manufactures and holds U.S. and international patents on safety medical needles and other products under the PUNCTUR-GUARD(R), DROP-IT(R), and PUNCTUR-GUARD REVOLUTION(TM) brand names. For independent evaluations of the PUNCTUR-GUARD(R) blood collection needle, refer to the Centers for Disease Control (MMWR, January 1997) and ECRI (Health Devices, June 1998 and October 1999) studies. Accidental needlesticks number about one million per year in the United States and can result in the transmission of deadly diseases including HIV and Hepatitis B and C.

         NOTE: THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE IDENTIFIED BY THE USE OF SUCH TERMINOLOGY AS "BELIEVES," EXPECTS," "MAY," "WILL," "SHOULD," "ANTICIPATES," "PLANS," "ESTIMATES," AND "INTENDS" OR DERIVATIONS OR NEGATIVES THEREOF OR COMPARABLE TERMINOLOGY. ACCORDINGLY, SUCH STATEMENTS INVOLVE RISKS (KNOWN AND UNKNOWN) AND UNCERTAINTIES. THESE RISKS AND UNCERTAINTIES INCLUDE THE COMPANY'S ABILITY TO TIMELY AND FULLY COMPLETE ITS PLAN OF REORGANIZATION, WHICH IN TURN WILL DEPEND ON A MULTITUDE OF FACTORS, INCLUDING THE TIMELY APPROVAL OF THE PLAN BY THE BANKRUPTCY COURT AND AFFECTED PARTIES, THE AVAILABILITY OF SUFFICIENT CAPITAL TO FUND THE COMPANY'S OPERATIONS DURING THE BANKRUPTCY PROCEEDINGS AND THE CONTINUED WILLINGNESS OF THE COMPANY'S CUSTOMERS, VENDORS AND EMPLOYEES TO MAINTAIN THEIR RELATIONSHIPS WITH THE COMPANY DURING THIS PERIOD. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR ADVISE UPON ANY SUCH FORWARD-LOOKING STATEMENT.